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                                                                    Exhibit 10.1




                              AMENDED AND RESTATED
                            STANDING LOAN AGREEMENT

         This Amended and Restated Standing Loan Agreement, dated as of June 1, 1997, is between WILLIAMS-SONOMA, INC., a California corporation ("Borrower") and Bank of America National Trust and Savings Association ("Bank"), amends and restates in its entirety the Standing Loan Agreement between the parties dated as of March 9, 1994.

                                   Agreement

I.       Loan Terms

         1.1     Amount and Purpose

                 Bank has made a loan to Borrower in the original principal amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) (the "Loan").

                 The Loan is evidenced by a promissory note (the "Note") payable to Bank in the original principal amount of the Loan and is secured by a Deed of Trust, Assignment of Rents and Fixture Filing (the "Deed of Trust") covering certain real property commonly known as 3250 Van Ness Avenue, San Francisco, California and more particularly described on Exhibit A attached to the Deed of Trust (together with all improvements now or hereafter located thereon, the "Property") and certain personal property and other collateral. The Loan is not guaranteed.

This Agreement, the Note, the Deed of Trust, and all other documents evidencing, securing or otherwise pertaining to the Loan will be referred to as the "Loan Documents."

         1.2     Documentation

                 At the closing of this transaction, Borrower delivered the following documents, as applicable: (a) this Agreement; (b) the Note; (c) the Deed of Trust; (d) a UCC-l Financing Statement perfecting a first-position lien on all personal property collateral; (e) an ALTA title insurance policy insuring Bank that the Deed of Trust constitutes a valid and enforceable lien on the Property subject and subordinate only to such liens or other


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matters as Bank has approved in writing; (f) if the Deed of Trust is to be junior to any other lien or deed of trust on the Property, a Beneficiary's Statement from the holder of such prior lien or deed of trust; (g) evidence of the casualty and other insurance coverage required under this Agreement; (h) evidence of Borrower's due formation and good standing, as well as due authorization and execution of the Loan Documents; (i) if applicable, Subordination Agreements and Estoppels from tenants leasing space in the Property; (j) if the Property is to be leased to third parties, Borrower's pro forma lease form; (k) a loan fee in the amount of $70,000.00; (l) an Environmental Questionnaire and Disclosure Statement prepared and certified by Borrower, and, if Bank requires, an environmental survey of the Property prepared by an environmental consultant satisfactory to Bank; and (m) such other documents, Property information and other assurances as Bank required.

         1.3     Automatic Deduction

                 (a) Borrower agrees that payments on the Note will be deducted automatically on the due date from checking account number 14999-01347 (the "Checking Account").

                 (b) Bank will debit the Checking Account on the dates the payments become due. If a due date does not fall on a banking day, Bank will debit the Checking Account on the first banking day following the due date.

                 (c) Borrower will maintain sufficient funds in the Checking Account on the dates Bank enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on the date Bank enters any debit authorized by this Agreement, the debit will be reversed.

                 (d) Borrower hereby grants to Bank a security interest in the Checking Account, and any other accounts from which Borrower may from time to time authorize Bank to debit payments due on the Loan, for the purpose of securing the payment of amounts Bank is authorized to deduct from such Account or accounts. The security interest is granted only to the extent of such authorized deductions, and does not secure any other obligation owed by Borrower to Bank, whether under this Agreement or otherwise.


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         1.4     Disbursement Procedures

                 The Loan proceeds have previously been fully disbursed.

II.      Covenants of the Borrower

         Borrower promises to keep each of the following covenants:

         2.1     Compliance with Law

                 Borrower shall comply in all material respects with all existing and future laws, regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Property and Borrower's business (all collectively, the "Requirements"), except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means
(a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower and its subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower and its subsidiaries to perform their obligations to Bank; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

         2.2     Conditional Sales Contracts

                 Without Bank's prior written consent, Borrower shall not purchase any materials, equipment, furnishings or fixtures to be installed on the Property under any agreement where the seller reserves title or the right of removal or repossession after such items are installed on the Property; provided, however, that this restriction shall not apply to the leasing, purchase or other acquisition of any item which does not become a fixture attached to the Property.

         2.3     Site Visits

                 Borrower shall allow Bank access to the Property at any reasonable time for the purposes of performing an appraisal,


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inspecting the property, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined in Article IV. Borrower shall also allow Bank to examine, copy and audit its books and records. All such visits and inspections shall be made at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower, and without unduly interfering with the operations of Borrower; provided, however, when an Event of Default exists Bank may do any of the foregoing at any time during normal business hours and without advance notice. Bank is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank's security and preserving Bank's rights under the Loan Documents. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property.

         2.4     Insurance

                 Borrower shall maintain the following insurance:

                 (a) All risk property damage insurance in nonreporting form on the Property, with a policy limit in an amount not less than the full insurable value of the Property on a replacement cost basis, including tenant improvements, if any. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement and a lender's loss payable endorsement (438 BFU or its equivalent) in favor of Bank, and any other endorsements required by Bank.

                 (b) Comprehensive General Liability coverage with such limits as Bank may require. This policy shall name Bank as an additional insured. Coverage shall be written on an occurrence basis, not claims made.

                 (c) Such other insurance as Bank may require, which may include earthquake and flood.

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All policies of insurance required by Bank must be issued by companies approved by Bank and otherwise be acceptable to bank as to amounts, forms, risk coverages and deductibles. In addition, each policy (except workers' compensation) must provide Bank at least thirty (30) days' prior notice of cancellation, non-renewal or modification. If Borrower fails to keep any such coverage in effect while the Loan is outstanding, Bank may procure the coverage at Borrower's expense. Borrower shall reimburse Bank, on demand, for all premiums advanced by Bank, which advances shall be considered to be additional loans to Borrower secured by the Deed of Trust and bearing interest at the Default Rate provided in the Note from the date of demand until paid.

         2.5     Payment of Expenses

                 Borrower shall pay all costs and expenses incurred by Bank in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the exercise of any of Bank's rights or remedies under this Agreement. Such costs and expenses include title insurance, recording and escrow charges, fees for appraisal, environmental services, legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or by independent contractors. Borrower acknowledges that the Loan fee does not include amounts payable by Borrower under this section. All such sums incurred by Bank and not immediately reimbursed by Borrower shall be considered an additional loan to Borrower secured by the Deed of Trust and bearing interest at the Default Rate provided in the Note from the date billed to Borrower until paid.

         2.6     Financial and Other Information

                 (a) Borrower shall provide Bank, as soon as available, but not later than 120 days after the end of each fiscal year, Borrower's annual financial statements. The financial statements shall include at least Borrower's balance sheet, statement of income and retained earnings and statement of cash flow. These financial statements must be audited with an opinion of Deloitte & Touche LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the


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financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Suchopinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Borrower's or any subsidiary's records. The opinion shall include a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate. The statements shall be prepared on a consolidated basis and shall be accompanied by unaudited operating statements reflecting the profitability of each of Borrower's and its subsidiaries' business divisions, substantially in the form previously supplied by Borrower to Bank (the "Operating Statements"). The statements shall be accompanied by a copy of Borrower's Form 10-K as filed with the Securities and Exchange Commission, and a compliance certificate in a form acceptable to Bank, executed by a responsible officer, substantially in the form attached as Exhibit A to this Agreement.

                 (b) Borrower shall provide Bank, within 60 days after the end of each fiscal quarter of Borrower, except the fourth quarter:

                          (i) Copies of Borrower's consolidated financial statements, including its Form 10-Q Quarterly Report; and

                          (ii) A compliance certificate in a form acceptable to Bank, executed by a responsible officer, substantially in the form attached as Exhibit A to this Agreement.

                 (c) Borrower shall provide Bank, promptly, copies of all financial statements and reports that Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports that Borrower or any subsidiary may make to, or file with, the SEC.

                 (d) On request, Borrower shall promptly provide Bank with any other financial or other information concerning its affairs and properties as Bank may reasonably request.

         2.7     Notices

                 Borrower shall promptly notify Bank in writing of:


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                 (a)      any litigation affecting Borrower, the Property,
or any subsidiary, where the amount claimed is over Five Million Dollars ($5,000,000);

                 (b) any notice that the Property or Borrower's business fails in any respect to comply with any applicable law, regulation or court order, where such failure may reasonably be expected to result in a Material Adverse Effect; and

                 (c) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         2.8     Indemnity

                 Borrower agrees to indemnify, defend with counsel acceptable to Bank, and hold harmless Bank and its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel) arising out of or resulting from the ownership, operation, or use of the Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise; provided, however, that Borrower shall have no obligation hereunder to indemnify any Indemnified Person for the Indemnified Person's gross negligence or willful misconduct. Notwithstanding anything to the contrary in any other Loan Document, the provisions of this Section 2.8 shall not be secured by the Deed of Trust, and shall survive the termination of this Agreement, repayment of the Loan and foreclosure of the Deed of Trust or similar proceedings.

         2.9     Preservation of Rights; Maintenance of Properties

                 Borrower shall obtain and preserve all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower's business, and shall maintain all its properties in good condition; except, in each instance, where such failure cannot reasonably be expected to result in a Material Adverse Effect.

         2.10    Negative Covenants


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                 Without Bank's prior written consent:

                 (a) Borrower shall not, and shall not suffer or permit any subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Borrower and its subsidiaries on the date hereof;

                 (b) Borrower shall not lease or dispose of all or a substantial part of the Borrower's business or the Borrower's assets except in the ordinary course of the Borrower's business and an additional aggregate amount not exceeding One Million Dollars ($1,000,000) per fiscal year;

                 (c) Borrower shall not sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets; provided, however, that Borrower may enter into sale and leaseback transactions with an aggregate consideration not exceeding One Million Dollars ($1,000,000) per fiscal year; or

                 (d) Borrower shall not enter into any consolidation, merger, joint venture, or partnership, except:

                          (i) any subsidiary may merge with Borrower, provided that Borrower shall be the continuing or surviving corporation; and

                          (ii) Borrower may enter into joint ventures or other entities for the purpose of conducting business in Japan, provided such business is either (i) consistent in magnitude and scope with the business as currently conducted and the business plans of Borrower and its subsidiaries as previously provided to Bank; or (ii) is in accordance with revised business plans of Borrower and its subsidiaries, which plans have been discussed with Bank.

         2.11    Performance of Acts

                 Upon request by Bank, Borrower shall perform all acts which may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents.

III.     Use of the Property


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Borrower shall occupy the Property for the conduct of its regular business.
Borrower shall not change its intended use of the Property without Bank's prior written approval.


IV.      Hazardous Substances

         Notwithstanding any provision in the Deed of Trust or any other Loan Document, the provisions of this Article IV shall not be secured by the Deed of Trust and shall survive termination of this Agreement, repayment of the Loan, and foreclosure of the Deed of Trust or similar proceedings.

         4.1     Definition of Hazardous Substance

                 For purposes of this Agreement, a "Hazardous Substance" is defined to mean any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as "toxic," "hazardous," a "pollutant" or similar designation under any federal, state or local law, regulation or ordinance.

         4.2     Indemnity Regarding Hazardous Substances

                 Borrower agrees to indemnify, defend with counsel acceptable to Bank, and hold Bank, its parent and affiliated companies, and their respective officers, directors, employees and agents, harmless from and against all actual or threatened liabilities, claims, actions, damages (including foreseeable and unforeseeable consequential damages), penalties, costs, expenses (including attorney's fees) and losses directly or indirectly arising out of or resulting from the presence of any Hazardous Substance in or around any part of the Property or in the soil or groundwater under the Property, including (1) any expenses incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, and (2) any resulting damages or injuries to the person or property of any third parties or to any natural resources (all of the foregoing being "Indemnified Costs"). In addition, Borrower shall similarly indemnify, defend and hold harmless any persons purchasing the Property through a foreclosure sale or following a foreclosure sale, and any persons purchasing the Loan or any


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portion of or interest in it.  This indemnity shall apply only to Indemnified
Costs directly or indirectly arising out of or resulting from any Hazardous Substances that were present or released in, on or around any part of the Property or in the soil or groundwater under the Property at any time before or while Borrower held title to or was in possession or control of the Property ("Borrower's Responsibility"); provided, however, that, unless the same is or should be obvious upon reasonable investigation, any Indemnified Costs shall be presumed to be Borrower's Responsibility, unless shown by a preponderance of the evidence to the contrary. If any such showing by a preponderance of the evidence is made, Borrower shall be entitled to be repaid any Indemnified Costs previously paid by Borrower which have been shown not to be Borrower's Responsibility.

         4.3     Representation and Warranty

                 Before signing the original Agreement dated March 9, 1994, Borrower researched and inquired into the previous, current and contemplated uses and ownership of the Property. Based on that due diligence, Borrower represents and warrants that, to the best of its knowledge, no Hazardous Substance has been or will be disposed of, released onto or otherwise exists in, on, or under the Property, except as Borrower has disclosed to Bank in writing.

         4.4     Compliance with Law; Notices

                 Borrower has complied, and shall comply and cause all occupants of the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances as well as the recommendations of any qualified environmental engineer or other expert. Borrower shall promptly notify Bank if it knows or suspects there may be any Hazardous Substance in or around the Property, or in the soil or groundwater under the Property, or if any action or investigation by any governmental agency or third party pertaining to Hazardous Substances is pending or threatened.

V.       Representations and Warranties

         Borrower promises that each representation and warranty set forth below is true, accurate and correct.


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         5.1     Formation; Authority

                 Borrower has complied with all laws and regulations concerning its organization, existence and its authority to transact its business, and is qualified as a foreign corporation and in good standing in each state where its ownership, lease or operation of property or the conduct of its business requires it to be so qualified and in good standing. Borrower is in good standing under the laws of its jurisdiction of incorporation. Borrower is authorized to execute, deliver and perform its obligations under each of the Loan Documents.

         5.2     No Violation

                 Neither Borrower nor the Property is in violation of, nor do the terms of this Agreement violate, any regulation or ordinance, any order of any court or governmental entity, or any covenant or agreement affecting Borrower or the Property, where any such violation could reasonably be expected to have a Material Adverse Effect. There are no claims, actions, proceedings or investigations pending or threatened against Borrower or affecting the Property (except for those previously disclosed by Borrower to Bank in writing) which could reasonably be expected to have a Material Adverse Effect.

         5.3     Financial Information

                 All financial information which has been and will be delivered to Bank, including all information relating to the financial condition of Borrower, any of its partners, shareholders, or other principals, and the Property, does and will fairly and accurately represent the financial condition being reported on, in accordance with generally accepted accounting principles. All such information was and will be prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted, and except for year end adjustments as to interim statements.


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 5.4     Borrower Not a "Foreign Person"

          Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

VI.      Default and Remedies

         6.1     Events of Default

                 Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events ("Event of Default"):

                 (a) Borrower fails to make any payment due under the Note, or fails to make any payment demanded by Bank under any Loan Document, within fifteen (15) days after the date due or demanded; or

                 (b) Borrower fails to comply with any covenant contained in this Agreement other than those referred to in clause (a), and does not either cure that failure within thirty (30) days after written notice from Bank, or, if the default cannot be cured in thirty (30) days, within a reasonable time; or

                 (c) Borrower becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or

                 (d)      Borrower dissolves or liquidates; or

                 (e) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

                 (f) An event of default occurs under any of the Loan Documents; or

                 (g) The Deed of Trust ceases to be an enforceable first lien; or


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                 (h)      One or more non-interlocutory judgments,
non-interlocutory orders, decrees or arbitration awards is entered against Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                 (i) Any non-monetary judgment, order or decree is entered against Borrower which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j) Any government authority takes action that materially adversely affects Borrower's intended use of the Property or Borrower's ability to repay the Loan; or

                 (k) Borrower (i) fails to make any payment in respect of any indebtedness or contingent obligation (other than in respect of swap contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) where the total amount of all such indebtedness and contingent obligations (included any unfunded commitments) is Five Million Dollars ($5,000,000) or more, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or contingent obligation (where the total amount of such indebtedness or contingent obligation is Five Million Dollars ($5,000,000) or more), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable


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prior to its stated maturity, or such contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (l)      There occurs a Material Adverse Effect; or

                 (e) There occurs a material adverse change in the physical condition of the Property.

         6.2     Remedies

                 If an Event of Default occurs under this Agreement,

                 (a) Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative. All of Borrower's obligations under the Loan Documents shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank's option, exercisable in its sole discretion.

                 (b) Bank shall have the right in its sole discretion to enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect its collateral and rights under the Loan Documents. If Bank exercises any of the rights or remedies provided in this clause (b), that exercise shall not make Bank a partner or joint venturer of Borrower. All sums which are expended by Bank in preserving its collateral shall be considered an additional loan to Borrower secured by the Deed of Trust and bearing interest at the default rate provided in the Note.


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VII.     Reference and Arbitration

         7.1     Judicial Reference

                 In any judicial action between or among the parties, including but not limited to any action or cause of action arising out of or relating to this Agreement or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         7.2     Mandatory Arbitration

                 After the Deed of Trust has been released, fully reconveyed, or extinguished, any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.


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         7.3     Real Property Collateral

                 Notwithstanding the provisions of Section 7.2, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 7.1.

         7.4     Provisional Remedies, Self-Help and Foreclosure

                 No provision of this Article VII shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.


VIII.  Miscellaneous Provisions

         8.1     No Waiver; Consents

                 No alleged waiver by Bank shall be effective unless in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Bank to take action on account of any default of Borrower. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission.

         8.2     No Third Parties Benefited

                 This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no


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other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

         8.3     Notices

                 All notices given under this Agreement shall be in writing and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight (48) hours after deposit in first-class or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Those addresses may be changed by either party by notice to the other party.

         8.4     Attorneys' Fees

                 If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Agreement, the Loan Documents or the Loan, including any alleged tort action, regardless of which party commences the action, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys' fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. In all other situations, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of any Loan Document. Attorneys' fees shall include the allocated costs for services of in-house counsel.

         8.5     Heirs, Successors and Assigns

                 The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this


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
Agreement without the prior written consent of Bank. Bank shall have the right to transfer the Loan to any other persons or entities without the consent of or notice to Borrower. Without the consent of or notice to Borrower, Bank may disclose to any prospective purchaser of any securities issued by Bank, and to any prospective or actual purchaser of any interest in the Loan or any other loans made by Bank to Borrower, any financial or other information relating to Borrower, the Loan or the Property.

         8.6     Interpretation

                 The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

         8.7     Miscellaneous

                 This Agreement may not be modified or amended except by a written agreement signed by the parties. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to Bank for the faithful performance of this Agreement and the other Loan Documents. Time is of the essence in the performance of this Agreement and the other Loan Documents. This Agreement shall be governed by California law. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes be deemed an original and all such counterparts taken together, shall constitute one and the same instrument.

         8.8     Integration and Relation to Loan Commitment

                 The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents, including any loan commitment issued to Borrower.

         8.9     Actions


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
                 Bank shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property, or any of the Loan Documents. Borrower shall pay promptly on demand all of Bank's reasonable out-of-pocket costs, expenses, and legal fees and expenses of Bank's counsel incurred in those actions or proceedings.

         8.10  Relationships with Other Bank Customers

                 From time to time, Bank may have business relationships with Borrower's customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that in no event shall Bank be obligated to disclose to Borrower any information concerning any other Bank customer. Borrower further agrees that Bank may extend credit to those parties and may take any action it may deem necessary to collect any such credit, regardless of any effect the extension or collection of such credit may have on Borrower's financial condition or operations.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date first above written.


Borrower:                                        Bank:

WILLIAMS-SONOMA, INC.,                           BANK OF AMERICA NATIONAL TRUST
a California corporation                         AND SAVINGS ASSOCIATION


By:  /s/ W. Howard Lester                        By:  /s/ Hagop V.Bouldoukian
   -----------------------                          ---------------------------
   W. Howard Lester                                 Hagop V.Bouldoukian
   Chief Executive Officer                          Vice President

Address:                                         Address:
       3250 Van Ness Avenue                         10600 Valley View Street
       San Francisco, CA 9410                       Cypress, CA  90630



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